UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2007

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

9901 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100

 (Registrant’s telephone number, including are code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into a Material Definitive Agreement

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 29, 2007, Res-Care, Inc. amended its existing senior secured credit facility. The amendment was led by JPMorgan Chase Bank, National Association, the Administrative Agent under the credit facility. The amendment increases the revolving credit facility by $50 million to a total of $250 million. A $50 million “accordion feature” remains in place, which allows ResCare to expand its total borrowing capacity to $300 million. The amendment also makes some definitional and technical changes that are not considered material. The credit facility expires on October 3, 2010 and is secured by a lien on the assets of ResCare and its subsidiaries. The credit facility will be used primarily for working capital purposes, letters of credit required under its insurance programs and for acquisitions.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued November 30, 2007.

99.2

Amendment No. 3 dated as of November 29, 2007 to Amended and Restated Credit Agreement dated as of October 3, 2005, among the registrant, the Lenders from time to time parties thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, National City Bank of Kentucky, as Syndication Agent, and General Electric Capital Corporation and U.S. Bank National Association, as Documentation Agents, and J.P. Morgan Securities Inc., as Lead Arranger and Sole Book Runner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: December 3, 2007	By	/s/ David W. Miles
David W. Miles
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued November 30, 2007.

99.2

Amendment No. 3 dated as of November 29, 2007 to Amended and Restated Credit Agreement dated as of October 3, 2005, among the registrant, the Lenders from time to time parties thereto, JPMorgan Chase Bank, National Association., as Administrative Agent, National City Bank of Kentucky, as Syndication Agent, and General Electric Capital Corporation and U.S. Bank National Association, as Documentation Agents, and J.P. Morgan Securities Inc., as Lead Arranger and Sole Book Runner.